Exhibit 10.4

BERTH 121 SUBLEASE RIGHTS AGREEMENT

This Berth 121 Sublease Rights Agreement (this “Agreement”), dated as of December 6, 2013 (the “Effective Date”), is by and between Tesoro Refining & Marketing Company LLC, a Delaware limited liability company (“TRMC”), and Carson Cogeneration Company, a Delaware corporation (“Carson Cogen”). The above-named entities are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Carson Cogen is a party to that certain Pier E Tanker Terminal Agreement dated October 24, 1980 with the City of Long Beach, California (as such agreement may be amended, supplemented, restated, extended or renewed from time to time, the “Berth 121 Port Lease”); and

WHEREAS, Carson Cogen desires to sublease its interest in the Berth 121 Port Lease to TRMC or its assignee (as applicable, the “Operating Company”) upon the receipt of certain required consents and approvals.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Capitalized terms used herein have the respective meanings ascribed to such terms below:

“Agreement” has the meaning set forth in the introduction to this Agreement.

“Berth 121” means the marine terminal leased from the Port of Long Beach, California, pursuant to the Berth 121 Port Lease, that receives crude oil and other feedstocks from marine vessels for delivery to the Refinery and other third-party refineries and terminals, and receives refined and intermediate products from the Refinery for delivery to marine vessels.

“Berth 121 Port Lease” has the meaning set forth in the Recitals.

“Berth 121 Operating Agreement” means that certain Berth 121 Operating Agreement entered into contemporaneously herewith between Carson Cogen and the Operating Company.

“Berth 121 Use Agreement” means that certain Agreement dated July 3, 1979, by and between Carson Cogen and Phillips 66, each as ultimate assignees, relating to the operation of Berth 121 and Pipeline 95 (owned by Phillips 66), as such agreement may be amended, restated modified or supplemented from time to time.

“BP Closing Date” means June 1, 2013.

“Carson Cogen” has the meaning set forth in the introduction to this Agreement.

“CDFG” means the California Department of Fish and Game.

“CDFG Approval” means the approval of the CDFG to the issuance of a COFR to the Operating Company.

“COFR” means the Certificate of Financial Responsibility filed with the CDFG with respect to oil spill contingency planning and financial responsibility for Berth 121.

“Effective Date” has the meaning set forth in the introduction to this Agreement.

“Long Beach Approval” means the approval of the City of Long Beach of the ability of Carson Cogen to sublease the Berth 121 Port Lease to the Operating Company.

“Operating Company” has the meaning set forth in the Recitals.

“Other Approvals” means (i) the approval of Phillips 66 to the ability of Carson Cogen to assign the Berth 121 Use Agreement to the Operating Company and (ii) any other consents or approvals required to sublease the Berth 121 Port Lease to the Operating Company.

“Party” or “Parties” have the meanings given to those terms in the introduction to this Agreement.

“Partnership Group” means Tesoro Logistics Operations LLC, a Delaware limited liability company, Tesoro Logistics GP, LLC, a Delaware limited liability company, and Tesoro Logistics LP, a Delaware limited partnership, and their respective subsidiaries.

“Phillips 66” means Phillips 66 Company, a Delaware corporation.

“Refinery” means TRMC’s refinery located at 2350 East 223rd Street in Carson, California.

“Sublease” has the meaning set forth in Section 2.1.

“TRMC” has the meaning set forth in the introduction to this Agreement.

ARTICLE II

SUBLEASE AND RIGHT OF ENTRY AGREEMENT

Section 2.1 Sublease. Upon receiving the Long Beach Approval, the CDFG Approval and the Other Approvals, Carson Cogen and the Operating Company shall enter into a sublease with respect to the Berth 121 Port Lease, substantially in the form attached hereto as Exhibit A (the “Sublease”).

Section 2.2 Right of Entry Agreements. Simultaneously with the execution of the Sublease, and if TRMC is not the Operating Company, the Operating Company shall enter into a Right of Entry Agreement with respect to Berth 121, substantially in the form attached hereto as Exhibit B, in order to provide TRMC access to Berth 121 to conduct environmental remediation activities.

ARTICLE III

MISCELLANEOUS

Section 3.1 Assignment. TRMC shall have the right to assign all of its rights and obligations under the Sublease.

Section 3.2 Expiration of Berth 121 Port Lease. If the Sublease has not been entered into at the time the Berth 121 Port Lease expires:

(a) If a new lease of Berth 121 is not entered into between the City of Long Beach, as landlord, and Carson Cogen or one of its affiliates (other than members of the Partnership Group), as tenant, then Carson Cogen shall convey to the Operating Company without further consideration all leasehold improvements with regard to Berth 121 owned by Carson Cogen.

(b) If a new lease of Berth 121 is entered into between the City of Long Beach, as landlord, with Carson Cogen or one of its affiliates (other than members of the Partnership Group), then Carson Cogen or its applicable affiliate will negotiate in good faith with the Operating Company for a new Operating Agreement on terms similar to those in the Berth 121 Operating Agreement with such modifications as are necessary to reflect the terms of the new lease of Berth 121 with the City of Long Beach.

Section 3.3 Costs. Each Party shall pay its own costs and expenses with respect to the transactions contemplated by this Agreement.

Section 3.4 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 3.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 3.6 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 3.7 Counterparts. This Agreement may be executed in any number of counterparts (including facsimile or .pdf copies) with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 3.8 Applicable Law; Forum, Venue and Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the principles of conflicts of law. Each of the Parties (a) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to this Agreement shall be exclusively brought in any federal court of competent jurisdiction situated in the United States District Court for the Western District of Texas, San Antonio Division, or if such federal court declines to exercise or does not have jurisdiction, in the district court of Bexar County, Texas, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims, (b) irrevocably submits to the exclusive jurisdiction of the United States District Court for the Western District of Texas, San Antonio Division, or if such federal court declines to exercise or does not have jurisdiction, of the district court of Bexar County, Texas in connection with any such claim, suit, action or proceeding, (c) agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (i) it is not personally subject to the jurisdiction of the United States District Court for the Western District of Texas, San Antonio Division, or the district court of Bexar County, Texas, or of any other court to which proceedings in such courts may be appealed, (ii) such claim, suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of such claim, suit, action or proceeding is improper, (d) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding and (e) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder or by personal service within or without the State of Texas, and agrees that service in such forms shall constitute good and sufficient service of process and notice thereof; provided, however, that nothing in clause (e) hereof shall affect or limit any right to serve process in any other manner permitted by law.

Section 3.9 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 3.10 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.

Section 3.11 Integration. This Agreement, together with the Schedules and Exhibits referenced herein, constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the Parties in connection therewith. The Parties acknowledge that they have executed other agreements as of the BP Closing Date and the date hereof. In the event of conflict with regard to the subject matter hereof between such agreements and this Agreement (together with the Schedules and Exhibits hereto), this Agreement (together with the Schedules and Exhibits hereto) shall control.

Section 3.12 Specific Performance. The Parties agree that money damages may not be a sufficient remedy for any breach of this Agreement and that in addition to any other remedy available at law or equity, the Parties shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any Party’s breach of this Agreement. The Parties agree that no bond shall be required for any injunctive relief in connection with a breach of this Agreement.

Section 3.13 Notice. All notices or requests or consents provided for by, or permitted to be given pursuant to, this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by facsimile to such Party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by facsimile shall be effective upon actual receipt if received during the recipient’s normal business hours or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 3.13.

If to TRMC:

Tesoro Refining & Marketing Company LLC

19100 Ridgewood Parkway

San Antonio, Texas 78259-1828

Attn: Charles A. Cavallo III

Facsimile: (210) 745-4494

If to Carson Cogen:

Carson Cogeneration Company

19100 Ridgewood Parkway

San Antonio, Texas 78259-1828

Attn: Brooks A. Meltzer

Facsimile: 210-569-5272

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties to this Agreement have caused it to be duly executed as of the Effective Date.

TESORO REFINING & MARKETING COMPANY LLC		CARSON COGENERATION COMPANY

By:	/s/ Gregory J. Goff	By:	/s/ Gregory J. Goff
	Gregory J. Goff		Gregory J. Goff
	Chairman of the Board of Managers and President		Chairman of the Board of Directors and President

Signature Page to

Berth 121 Sublease Rights Agreement

EXHIBIT A

Berth 121 Sublease

[See Attached]

Exhibit A

Berth 121 Sublease Rights Agreement

SUBLEASE AGREEMENT

BETWEEN

CARSON COGENERATION COMPANY

AS SUBLESSOR

AND

TESORO LOGISTICS OPERATIONS LLC

AS SUBLESSEE

Exhibit A

Berth 121 Sublease Rights Agreement

SUBLEASE

This Sublease (“Sublease”), dated as of the          day of             , 201    , is made by and between Carson Cogeneration Company, a Delaware corporation (“Sublessor”), and Tesoro Logistics Operations LLC, a Delaware limited liability company (“Sublessee”) with reference to the following:

A. Sublessor is the current tenant under that certain Pier E Tanker Terminal Agreement dated October 24, 1980 (the “Master Lease”), between Sublessor, as successor-in-interest to Atlantic Richfield Company, and the City of Long Beach, a municipal corporation, acting by and through its Board of Harbor Commissioners (“Master Landlord”). The Master Lease governs premises commonly known as Berth 121, a deep water, high capacity crude berth as shown on the drawing attached as Exhibit A to the Master Lease, together with the water area contiguous to Berth 121 as may be required for the berthing of vessels (the “Premises”).

B. Sublessor is a party to certain contracts related to the operation of the Premises identified on Exhibit A attached hereto (the “Contracts”).

C. Sublessor is the owner of certain leasehold improvements located on the Premises and used in connection with the operation of the Premises, including, without limitation, the items identified on Exhibit B attached hereto (the “Current Leasehold Improvements”).

D. Sublessee desires to sublease the Premises from Sublessor, and Sublessor desires to sublease the Premises to Sublessee on the terms set forth in this Sublease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, Sublessor and Sublessee agree as follows:

1. Sublease of Premises. Sublessor hereby subleases the Premises to Sublessee, and Sublessee hereby subleases the Premises from Sublessor.

2. Term. The term of this Sublease (the “Term”) shall commence on the date Master Landlord grants consent to this Sublease (“Commencement Date”) and shall expire concurrently with the expiration of the Master Lease. As of the date of this Sublease and until the Commencement Date, Sublessee will operate the Premises pursuant to an operating agreement entered into by and between Sublessor and Sublessee. If Master Landlord requires material modifications to the terms of this Sublease as a condition of granting consent to the Sublease, either Sublessor or Sublessee shall have the right to refuse such modifications prior to Master Landlord granting such consent and the Sublease will not commence.

Exhibit A

Berth 121 Sublease Rights Agreement

3. Incorporation of Terms of Master Lease. Sublessee hereby acknowledges that it has read and is familiar with the provisions of the Master Lease and agrees that this Sublease is and shall remain in all respects subordinate to and subject to the Master Lease and any amendments, modifications or supplements to the Master Lease hereafter made. The terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements contained in the Master Lease are incorporated herein by reference and are made a part hereof, and shall, as between Sublessor and Sublessee (as if Sublessor were the lessor under the Master Lease and Sublessee were the lessee under the Master Lease) constitute the terms of this Sublease. Sublessee hereby agrees to perform and comply with, for the benefit of Sublessor and Master Landlord, the obligations of the lessee under the Master Lease with respect to the Premises during the Term of this Sublease. Without limiting the foregoing:

(a) Sublessee shall make payment of all rent due under the Master Lease as and when required to be paid pursuant to the Master Lease. Such payment shall be made by Sublessee directly to Master Landlord, with concurrent notice thereof to Sublessor.

(b) Sublessee shall be responsible for paying required costs of maintenance and improvements as required under the Master Lease.

(c) Sublessee shall be responsible for maintaining all of the insurance required of the tenant under the Master Lease, endorsed to name Master Landlord and Sublessor as additional insureds and all insurance required by the Contracts, endorsed to name Sublessor as an additional insured. In addition, Sublessee shall obtain and keep in force a policy of excess liability coverage with a liability limit of $500,000,000, including coverage for pollution events, and all such insurance shall be endorsed to name Sublessor as an additional insured. Up to $100,000,000 of such insurance shall also be endorsed to name Master Landlord as an additional insured.

(d) Sublessee will operate the Premises in accordance with all legal and regulatory requirements.

(e) Sublessee shall be responsible for preparing and delivering to Master Landlord the financial statements required pursuant to Section 26 of the Master Lease.

(f) Sublessee shall be responsible for complying with the obligations of the tenant under the Master Lease with respect to hazardous materials.

4. Contracts.

(a) Concurrently with the execution of this Sublease, Sublessor and Sublessee shall execute an Assignment and Assumption of Contracts in the form attached hereto as Exhibit C (the “Assignment of Contracts”). Such Assignment of Contracts shall be effective only upon the Commencement Date of this Sublease, and, if this Sublease does not commence, shall be void ab initio and of no effect. During the term of the Sublease, so long as Sublessee is not in default hereunder, Sublessee shall have the right to enter into additional contracts relating to the Premises, provided that the same shall not obligate Sublessor and shall not bind Sublessor following termination of the Sublease unless Sublessor elects in its sole and absolute discretion to take an assignment of the same. In the latter event, Sublessee shall, upon termination of the Sublease, assign such contracts to Sublessor pursuant to an assignment in form and substance consistent with the Assignment of Contracts. In addition, the Contracts assigned to Sublessee by Sublessor pursuant to the Assignment of Contracts shall revert back to Sublessor or its successor upon termination of this Sublease or any succeeding or replacement sublease.

Exhibit A

Berth 121 Sublease Rights Agreement

(b) Any capital expenditures required by the Master Lease or the Contracts shall be made by Sublessee. Sublessee shall also make payments to Phillips 66 Company, a Delaware corporation (“Phillips 66”), as and when required by the Contracts, with concurrent notice thereof to Sublessor.

(c) In the event of any default by Sublessee under the Contracts, Sublessor (in addition to any other remedies it may have) may cure such default and Sublessee shall promptly reimburse Sublessor for all of Sublessor’s costs in effecting such cure.

5. Leasehold Improvements. Subject to the terms of Section 8 below, effective upon the Commencement Date, Sublessor shall convey to Sublessee ownership of all of the Current Leasehold Improvements located on the Premises and owned by Sublessor as of the Commencement Date. Such conveyance shall be “as is” without representations or warranties of any kind whatsoever, express, implied or statutory. Concurrently with the execution of this Sublease, Sublessor shall execute a bill of sale in the form attached hereto as Exhibit D (the “Bill of Sale”). Such Bill of Sale shall be deemed delivered by Sublessor to Sublessee only upon the commencement of this Sublease, and, if this Sublease does not commence, shall be void ab initio and of no effect. In the event of termination of this Sublease by reason of a default on the part of Sublessee, the Current Leasehold Improvements, together with any other leasehold improvements made subsequent to the Commencement Date (“Future Leasehold Improvements”; the Current Leasehold Improvements and the Future Leasehold Improvements being sometimes collectively referred to herein as the “Leasehold Improvements”), shall automatically become the property of Sublessor. In the event of an early termination of this Sublease not due to the fault of Sublessee, all such Leasehold Improvements shall be conveyed by Sublessee to Sublessor and Sublessor shall pay to Sublessee the fair market value of the Leasehold Improvements valued as of the date of termination and with fair market value calculated as provided below. In order to effect such conveyance (or, at Sublessor’s option in the event of a termination for Sublessee’s default, to confirm the ownership of such Leasehold Improvements), Sublessee shall take such actions and execute such documents as Sublessor may reasonably require, including, without limitation, execution of a bill of sale for such Leasehold Improvements. If Sublessee fails or refuses to execute such documents or take such actions, Sublessee hereby appoints Sublessor as its attorney-in-fact with authority to execute such documents and take such actions, which appointment is coupled with an interest and is irrevocable.

Exhibit A

Berth 121 Sublease Rights Agreement

(a) Default: “Default” under this Sublease shall occur if either party shall fail to perform any of its material obligations hereunder (except when such failure shall be excused under other provisions hereof). Upon such default, the non-defaulting party shall have the option to terminate this Sublease as follows: (i) the non-defaulting party shall give written notice to the defaulting party stating specifically the default or breach relied upon by the non-defaulting party as justifying termination hereof. If said default or breach is not remedied within thirty (30) days after receipt of notice, if therein remediable, or if the defaulting party fails to commence promptly and attempt diligently to remedy the same where said default or breach is not remediable within thirty (30) days after receipt of said written notice, the non-defaulting party shall have the right to terminate this Sublease. If within such thirty (30) day period the defaulting party does remedy the default or breach, or commences promptly and attempts diligently to remedy or remove the same where not remediable within such thirty (30) day period, and fully indemnifies the non-defaulting party from any and all loss and liability resulting directly from such default or breach, the notice shall be withdrawn and this Sublease shall continue in full force and effect.

(b) Fair Market Value: The fair market value of the Leasehold Improvements shall be reasonably determined by Sublessor with such determination based on information regarding, without limitation, the nature of the particular Leasehold Improvement, its age and functionality, and the current sale price of similar improvements in the same industry, all as valued for their highest and best use at the time of termination of the Sublease. Sublessor shall provide Sublessee with written notice of the determination of the fair market value of the Leasehold Improvements within thirty (30) days after the termination of this Sublease. If Sublessee disagrees with Sublessor’s determination of the fair market value, and the parties cannot mutually agree upon the fair market value within twenty (20) days after the expiration of the thirty (30) day notice period, then the fair market value shall be determined by appraisal in the manner set forth below:

(i) The fair market value of the Leasehold Improvements shall be appraised by an appraiser with at least ten (10) years’ experience in the oil and gas appraisal sector chosen by Sublessor (“First Appraisal”) and the appraisal report forwarded to Sublessee. If the First Appraisal is deemed unacceptable by Sublessee, then Sublessee shall so advise Sublessor in writing within ten (10) working days after receipt of the First Appraisal and Sublessee shall have the right to engage an appraiser with at least ten (10) years’ experience in the oil and gas appraisal sector to appraise the Leasehold Improvements (“Second Appraisal”) and the appraisal report forwarded to Sublessor. In the event Sublessor shall deem the Second Appraisal to be unacceptable, then Sublessor shall advise Sublessee within ten (10) working days after receipt of the Second Appraisal, and the first appraiser and second appraiser shall together choose a third appraiser with at least ten (10) years’ experience in the oil and gas appraisal sector who shall appraise the Leasehold Improvements (“Third Appraisal”) and forward the appraisal report to Sublessor and Sublessee. The cost of the First Appraisal shall be borne by Sublessor, and the cost of the Second Appraisal shall be borne by Sublessee. The cost of the Third Appraisal shall be shared equally between Sublessor and Sublessee. The fair market value for the Leasehold Improvements shall be the average of the two (2) closest appraisals. Each of the appraisers shall appraise the Leasehold Improvements for their highest and best use.

Exhibit A

Berth 121 Sublease Rights Agreement

6. Rent Negotiations. Sublessee shall conduct the compensation negotiations required by Section 8 of the Master Lease. Sublessor shall have the right to approve the negotiated compensation, which approval shall not unreasonably be withheld. When the compensation has been adjusted, Sublessee shall pay the same.

7. Removal and Restoration Obligations. To the extent the Master Lease requires removal of Leasehold Improvements and restoration of the Premises at the end of the Master Lease term, Sublessee shall be responsible for such removal and restoration. Further, in the event this Sublease is terminated by reason of Sublessee’s default hereunder within the thirty-six month (36) period prior to expiration of the Master Lease term, Sublessee shall be responsible, in addition to all other damages arising from such default, for the cost incurred by Sublessor in effecting the removal and restoration required under the Master Lease.

8. Cross-Defaults. Certain other contracts, licenses or agreements related to the Premises shall be cross defaulted with this Sublease (each, individually, a “Cross-Defaulted Agreement” and collectively the “Cross-Defaulted Agreements”), which Cross Defaulted Agreements are listed on Exhibit E attached hereto. If Sublessee defaults under this Sublease and the Sublease is terminated as a result of such default, each of the Cross Defaulted Agreements shall concurrently terminate. If any of the Cross-Defaulted Agreements terminate, this Sublease shall concurrently terminate. The foregoing shall not limit Sublessor’s remedies arising from such default.

9. Consent of Master Landlord. The commencement of this Sublease is conditioned upon the execution by Master Landlord of a consent in the form attached hereto as Exhibit F, or such other form as Master Landlord may reasonably require. If, in connection with granting consent to the Sublease, Master Landlord requires material modifications to the terms hereof, either party shall have the right to refuse such modifications, in which case this Sublease shall be deemed rescinded and of no further force or effect.

10. Early Right of Termination. If Sublessee desires to cease the conduct of operations from the Premises, Sublessee shall have the right to deliver to Sublessor a notice of such intent at least ninety (90) days prior to the intended date on which operations will cease, and Sublessor shall have the right, but not the obligation, to terminate this Sublease by delivering written notice to Sublessee. If Sublessor has not made such election prior to the date of such termination, Sublessor shall continue to have the right to terminate this Sublease at any time after Sublessee ceases operations and before Sublessee recommences operations from the Premises, to terminate this Sublease by delivering written notice to Sublessee. Unless and until Sublessee has given the foregoing notice to Sublessor of its intent to cease operations from the Premises, Sublessee shall continuously operate from the Premises to an extent reasonably consistent with prior operations from the Premises by Sublessor, and a failure of Sublessee to so operate, unless such failure is a result of casualty or other force majeure event, shall constitute a default on the part of Sublessee.

Exhibit A

Berth 121 Sublease Rights Agreement

11. Amendments to Master Lease. Subject to the terms of the Use Agreement, Sublessee shall have the right to seek amendments to the terms of the Master Lease, which amendments shall be subject to Sublessor’s consent, which consent shall not be unreasonably withheld, conditioned, or delayed. In the event of any such amendment, Sublessee shall be responsible for complying with the amended terms of the Master Lease, and Sublessee shall indemnify, defend and hold Sublessor harmless from and against any loss, cost or liability arising as a result of such amendment. Notwithstanding the foregoing, Sublessor shall have no obligation to consent to an amendment of the Master Lease (i) that extends the term of the Master Lease unless Sublessor is released from all further liability under the Master Lease as of the date on which the Master Lease would otherwise have expired, or (ii) that increases the rent or other obligations of the tenant under the Master Lease unless Sublessor is relieved of liability for the increased rent or other obligations.

12. Master Lease Renewal. In the event Sublessor consummates a new master lease of the Premises following the expiration of the Master Lease, Sublessor shall negotiate in good faith with Sublessee for a new sublease based on the terms of the new master lease. If Sublessee elects not to enter in such a new sublease, then Sublessee shall convey the Leasehold Improvements to Sublessor for no further consideration.

13. Counterparts. This Sublease may be signed by the parties in different counterparts and the signature pages combined to create one document binding on all parties.

[Signature Page Follows]

Exhibit A

Berth 121 Sublease Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first above written.

Sublessor:	Sublessee:

Carson Cogeneration Company,	Tesoro Logistics Operations LLC,
a Delaware corporation	a Delaware limited liability company

By:		By:
	Name:		Name:
	Title:		Title:

Exhibit A

Berth 121 Sublease Rights Agreement

Exhibit A

Contracts

1.	Agreement, dated July 3, 1979, between Carson Cogeneration Company and Phillips 66 Company, a Delaware corporation, relating to the operation of Berth 121 and Pipeline 95.

2.	Agreement for Use of Marine Terminal and Pipeline, dated August 30, 1978, between Carson Cogeneration Company, Phillips 66 Company, a Delaware corporation, and Valero Refining and Marketing Company, relating to the operation of Berth 121 and Pipeline 95.

Exhibit A

Berth 121 Sublease Rights Agreement

Exhibit B

Leasehold Improvements

All machinery and equipment, mobile or otherwise, systems and other tangible personal property owned and used by Sublessor primarily in connection with leasing or operation of the Premises, including (a) all production units, processing units and distillation systems, (b) all heating, lighting, and power systems, fire prevention and fire extinguishing systems, control systems, emergency warning and emergency preparedness systems and related assets, (c) all storage and other tanks, meters, pumps, engines, compressors, pipes, fittings, valves, connections, regulators, loading and unloading lines and racks, (d) all computers, servers, printers, computer hardware, wired or mobile telephones, on-site process control and automation systems, telecommunications assets, and other information-technology-related equipment that is used exclusively in connection with the Premises and that is owned by Sublessor or leased by Sublessor, (e) all tools, (f) all furniture and furnishings, (g) all vehicles and (h) all other tangible personal property, in each case presently owned by Sublessor, located in or on the Premises.

Exhibit A

Berth 121 Sublease Rights Agreement

Exhibit C

Assignment and Assumption of Contracts

This Assignment and Assumption of Contracts (“Assignment”) is dated             , 201     and is entered into concurrently with that certain Sublease of even date herewith (the “Sublease”) by and between Carson Cogeneration Company , a Delaware corporation (“Assignor”) and Tesoro Logistics Operations LLC, a Delaware limited liability company (“Assignee”). This Assignment shall be effective upon the commencement of the term of the Sublease.

Assignor and Assignee agree as follows:

1. Assignor hereby assigns all of Assignor’s right, title and interest under each of the contracts listed on Schedule 1 attached hereto (the “Contracts”) to Assignee, and Assignee hereby accepts such assignment and agrees to assume each and every obligation of Assignor under each of the Contracts arising or to be performed after the date of this Assignment.

2. Assignor shall indemnify and hold Assignee harmless from and against any and all loss, cost or liability for obligations to be performed by Assignor under the Contracts before the date of this Assignment.

3. Assignee shall indemnify and hold Assignor harmless from and against any and all loss, cost or liability for obligations to be performed by Assignor under the Contracts on and after the date of this Assignment.

4. In the event any party shall commence an action to enforce or interpret any of the provisions of this Assignment, the prevailing party in such action shall be entitled to reimbursement from the other party of all costs and expenses, including reasonable attorneys’ fees, incurred in connection therewith.

5. This Assignment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

Exhibit A

Berth 121 Sublease Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption of Contracts as of the date first above written.

Assignor:	Assignee:

Carson Cogeneration Company,	Tesoro Logistics Operations LLC,
a Delaware corporation	a Delaware limited liability company

By:		By:
	Name:		Name:
	Title:		Title:

Exhibit A

Berth 121 Sublease Rights Agreement

Schedule 1 to Assignment and Assumption of Contracts

1.	Agreement, dated July 3, 1979, between Carson Cogeneration Company and Phillips 66 Company, a Delaware corporation, relating to the operation of Berth 121 and Pipeline 95.

2.	Agreement for Use of Marine Terminal and Pipeline, dated August 30, 1978, between Carson Cogeneration Company, Phillips 66 Company, a Delaware corporation, and Valero Refining and Marketing Company, relating to the operation of Berth 121 and Pipeline 95.

Exhibit A

Berth 121 Sublease Rights Agreement

Exhibit D

Bill of Sale

FOR GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned, Carson Cogeneration Company, a Delaware corporation (“Carson Cogen”), does hereby transfer and assign to Tesoro Logistics Operations LLC, a Delaware limited liability company (“TLO”), all of its right, title and interest, if any, in and to the Current Leasehold Improvements located on the Premises (as that term is defined in that certain Sublease dated                      between Carson Cogen, as sublessor, and TLO, as sublessee), including without limitation the items listed in Schedule 1 attached hereto, such transfer and assignment being on an “as is” basis, without any representations or warranties, express, implied or statutory, of any kind whatsoever.

Dated: , 201	Carson Cogeneration Company,
a Delaware corporation

By:
Name:
Title:

Exhibit A

Berth 121 Sublease Rights Agreement

SCHEDULE 1 TO BILL OF SALE

List of Current Leasehold Improvements to be Transferred from Sublessor to Sublessee

All machinery and equipment, mobile or otherwise, systems and other tangible personal property owned and used by Sublessor primarily in connection with leasing or operation of the Premises, including (a) all production units, processing units and distillation systems, (b) all heating, lighting, and power systems, fire prevention and fire extinguishing systems, control systems, emergency warning and emergency preparedness systems and related assets, (c) all storage and other tanks, meters, pumps, engines, compressors, pipes, fittings, valves, connections, regulators, loading and unloading lines and racks, (d) all computers, servers, printers, computer hardware, wired or mobile telephones, on-site process control and automation systems, telecommunications assets, and other information-technology-related equipment that is used exclusively in connection with the Premises and that is owned by Sublessor or leased by Sublessor, (e) all tools, (f) all furniture and furnishings, (g) all vehicles and (h) all other tangible personal property, in each case presently owned by Sublessor, located in or on the Premises.

Exhibit A

Berth 121 Sublease Rights Agreement

EXHIBIT E

List of Cross Defaulted Agreements

1. Amended and Restated Long Beach Berth Access Use and Throughput Agreement dated December     , 2013, by and among Tesoro Refining & Marketing Company LLC, a Delaware limited liability company (“TRMC”), the Tesoro Logistics GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Tesoro Logistics LP, a Delaware limited partnership (the “Partnership”) and the Tesoro Logistics Operations LLC, a Delaware limited liability company (the “Operating Company”) (“BAUTA”).

2. Sublease Agreement dated December     , 2013, by and among TRMC, as sublessor, and the Operating Company, as sublessee, for the sublease of Berths 84 and 86 (the “Long Beach Terminal Sublease”)

3. Sublease Agreement to be executed by and among TRMC, as sublessor, and the Operating Company, as sublessee, for the sublease of a portion of Terminal 2 (the “Terminal 2 Sublease”)

4. Lease Agreement to be executed by and among TRMC, as lessor, and the Operating Company, as lessee, for the lease of Terminal 2 and Terminal 3 (the “Terminal 2 & 3 Lease”)

Exhibit A

Berth 121 Sublease Rights Agreement

Exhibit F

Form of Master Landlord Consent

To Be Attached

Exhibit A

Berth 121 Sublease Rights Agreement

EXHIBIT B

Right of Entry Agreement

[See Attached]

Exhibit B

Berth 121 Sublease Rights Agreement

Right of Entry Agreement

RECORDING REQUESTED BY Tesoro Refining & Marketing Company LLC AND WHEN RECORDED MAIL TO

Name Tesoro Corporation Street 19100 Ridgewood Parkway Address San Antonio, Texas 78259 Attention: Brooks Meltzer, Esq.

SPACE ABOVE THIS LINE FOR RECORDER’S USE

APN: Portion of 7436-031-902

RIGHT OF ENTRY AGREEMENT

FOR ASSESSMENT, REMEDIATION AND CLOSURE ACTIVITIES

BERTH 121

CITY OF LONG BEACH, COUNTY OF LOS ANGELES, CALIFORNIA

This Right of Entry Agreement (“Agreement”) is made and entered into between Tesoro Refining & Marketing Company LLC (“TRMC”), a Delaware limited liability company, and Carson Cogeneration Company (“Carson Cogen”), a Delaware corporation, regarding the property described in Exhibit A (the “Property”), effective as of the date of execution below.

TRMC desires to access the Property and Carson Cogen hereby grants TRMC (and its consultants, agents, contractors, subcontractors, and employees) access to the Property, to conduct activities at, on, and about the Property as required by the California Department of Toxic Substances Control, California Regional Water Quality Control Board, local Certified Unified Program Agency, or any other applicable regulatory agency (“Agency”) in connection with remedial activities at the Property (“Activities”), including but not limited to: (i) the excavation, trenching, stockpiling, storage, treatment, and backfilling of soil; (ii) the treatment or removal of soil vapor, groundwater, or surface water; (iii) the removal or closure of tanks, containment trenches and associated piping; (iv) the installation, monitoring, maintenance, storage, operation and closure of borings, wells, fixtures, installations, and equipment (e.g., injection wells, monitoring wells, extraction wells, treatment systems); (v) storage of vehicles, portable containers and/or tanks and equipment on the Property; and (vi) any other activities necessary to remediate the Property.

Exhibit B –

Berth 121 Sublease Rights Agreement

1.	It is understood by the parties hereto, that the Activities shall be conducted under the oversight of the California Department of Toxic Substances Control, California Regional Water Quality Control Board, local Certified Unified Program Agency, or Agency, and that such agency has authority under applicable law to direct the schedule and scope of the Activities, including the sole discretion to determine when the Activities are complete.

2.	TRMC agrees to hold harmless and indemnify Carson Cogen from and against all claims, causes of action, damages, costs, and expenses arising out of or resulting from TRMC’s negligence, or the negligence of its consultants, agents, contractors, subcontractors, and employees, in conducting the Activities.

3.	TRMC or its consultants, agents, contractors, subcontractors or employees shall promptly remove from the Property, at TRMC’s sole expense, all waste material generated by its Activities, or the Activities of TRMC’s consultants, agents, contractors, subcontractors or employees in the exercise of TRMC’s rights under this Agreement.

4.	TRMC, or its consultants, agents, contractors, subcontractors or employees, at TRMC’s sole expense, shall keep the work area clean and neat following the Activities, and restore as much as reasonably possible, the surface appearance of the Property to its original, pre-existing condition upon completion of the Activities.

5.	This Agreement shall terminate when the California Department of Toxic Substances Control, California Regional Water Quality Control Board, local Certified Unified Program Agency, or Agency determines in writing that no further Activities are required on the Property, or as otherwise agreed between the parties in writing, and all equipment described in this Agreement are either removed or abandoned in place.

6.	Nothing in this Agreement shall be construed as an obligation by TRMC to remediate the Property or to comply with any California Department of Toxic Substances Control, California Regional Water Quality Control Board, local Certified Unified Program Agency, or Agency directive; provided, however, this Section 6 shall not affect any terms or provisions of any other agreement between the parties hereto.

7.	Any notice with respect to this Agreement shall be provided as follows:

To TRMC:	Tesoro Corporation
19100 Ridgewood Parkway
San Antonio, TX 78259
Attn: Charles A. Cavallo III
Facsimile: (210) 745-4494

Exhibit B –

Berth 121 Sublease Rights Agreement

To Carson	Tesoro Corporation
Cogen:	19100 Ridgewood Parkway
San Antonio, TX 78259
Attn: Brooks A. Meltzer
Facsimile: (210) 569-5272

8.	This Agreement shall be binding upon TRMC and Carson Cogen and their successors and assigns.

9.	TRMC shall have the right to record or file this Agreement or a memorandum in the real property records of the County of Los Angeles. Carson Cogen agrees to execute (sign) such documents as may be necessary to accomplish such recording.

10.	This Agreement contains a complete expression of the agreement between the parties with respect to the subject matter hereof, and there are no promises, representations or inducements, verbal or written with respect to the subject matter hereof, except such as are herein provided. The terms of the Agreement cannot be modified except by written agreement of the parties.

11.	If any provision of this Agreement shall be held invalid, illegal or unenforceable in any respect, such provision shall not affect any other provision hereof or the validity of the remainder of this Agreement.

12.	This Agreement shall be construed, interpreted, and governed by and in accordance with the laws of California, without regard to its choice of law provisions.

13.	This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same Agreement.

Exhibit B –

Berth 121 Sublease Rights Agreement

IN WITNESS WHEREOF, the parties authorized representatives have signed this Agreement on the latter signature date specified below.

TESORO REFINING & MARKETING COMPANY LLC, a Delaware limited liability company	CARSON COGENERATION COMPANY, a Delaware corporation

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Exhibit B –

Berth 121 Sublease Rights Agreement

STATE OF	}
}ss
COUNTY OF	}

On                     , before me,                             , a Notary Public in and for said state, personally appeared [            ], [            ] of Tesoro Refining & Marketing Company LLC, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of                      that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

STATE OF	}
}ss
COUNTY OF	}

On                     , before me,                             , a Notary Public in and for said state, personally appeared [            ], [            ] of Carson Cogeneration Company, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of                      that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

Exhibit B –

Berth 121 Sublease Rights Agreement

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

All that certain real property situated in the County of Los Angeles, State of California, described as follows:

A portion of the following described land which is included within the leased premises as set out in the unrecorded lease executed by City of Long Beach, as lessor, and Carson Cogeneration Company, a Delaware corporation, as lessee:

That portion of the artificially created land within the tidelands and submerged lands conveyed to the City of Long Beach, by the State of California under an Act of May 1, 1911, Chapter 676, Page 1304, as amended, in the City of Long Beach, County of Los Angeles, State of California, described as follows:

Beginning at the Southwest corner of Block 20, East San Pedro as shown on Map recorded in Book 52, Pages 13 to 18, Miscellaneous Records of said County; said Point of Beginning being also the Southwest corner of Parcels 59 and 2” I.P. No. 269 as shown on Map recorded in Book 51, Pages 1 to 21 inclusive, Record of Survey of said County; thence North 66°27’00” East 1800.03 feet along the

Southerly line and its Northeasterly prolongation of said Parcel 59; thence South 23°33’00” East 2081.59 feet to the True Point of Beginning of Parcels I and II.

Parcel I:

Beginning at said True Point of Beginning; thence South 19°54’14” East 1142.00 feet; thence South 70°05’46” West 77.18 feet; thence North 19°54’14” West 169.50 feet; thence South 70°05’46” West 131.00 feet; thence North 19°54’14” West 191.50 feet; thence South 70°05’46” West 72.50 feet; thence North 19°54’14” West 636.00 feet; thence North 70°05’46” East 203.50 feet; thence North 19°54’14” West 145.00 feet; thence North 70°05’46” East 77.18 feet to the True Point of Beginning.

Parcel II:

Beginning at said True Point of Beginning; thence North 70°05’46” East 230.82 feet; thence South 19°54’14” East 1142.00 feet; thence South 70°05’46” West 230.82 feet; thence North 19°54’14” West 1142.00 feet to the True Point of Beginning.

APN: Portion of 7436-031-902

Exhibit B –

Berth 121 Sublease Rights Agreement